SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 19, 1997
                                                   (September 5, 1997)



                              HELMSTAR GROUP, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                         1-9224                     13-2689850
--------------------------------------------------------------------------------
(State or other               (Commission File               (IRS Employer
 jurisdiction of               Number)                       Identification No.)
 incorporation)



   2 World Trade Center, Suite 2112, New York, New York           10048
--------------------------------------------------------------------------------
       (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code (212) 775-0400


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Disposition of Assets.

         On September 5, 1997, Helmstar Group, Inc. announced that it had sold all of the stock of its wholly-owned subsidiary, Citizens Mortgage Service Company, to IMN Financial Corp.

         The fixed purchase price was approximately $275,000, however, the purchase price may be increased based on the outcome of certain transactions in process as of the closing date.

         Citizens Mortgage Service Company is a mortgage banker licensed in Pennsylvania, New Jersey, Maryland, and Delaware. It is approved to originate and service residential mortgage loans for the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Housing Administration, the Government National Mortgage Association, and the Veterans Administration.

         The sale of Citizens Mortgage Service Company was completed pursuant to the terms of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial statements of businesses acquired.

                           N/A

                  (b)      Pro Forma Financial Information.

                           1. Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1997, the end of the period covered by the Company's most recent Form 10-QSB.

                           2. Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the year ended December 31, 1996 and the six months ended June 30, 1997 giving effect to the sale of Citizens Mortgage Service Company.

                  (c)      Exhibits.

                           Exhibit  A:     Stock Purchase Agreement dated
                                           September 5, 1997 by and
                                           between IMN Financial Corp.,
                                           Helmstar Group, Inc., and
                                           McAdam, Taylor & Co., Inc.

                  PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)

         The following Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of June 30, 1997 gives effect to the sale of Citizens Mortgage Service Company ("Citizens") as if such transaction had occurred as of June 30, 1997. The sale of Citizens in the transaction described in Item 2 on page 2 of this Form 8-K were eliminated in this financial statement. The pro forma information is based on the historical statements of the Company, giving effect to the sale of Citizens and the adjustments in the accompanying Notes to the Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and the Pro Forma Condensed Consolidated Statements of Operations (Unaudited).

         The pro forma statement may not be indicative of the financial position that actually would have occurred had the disposition taken place on June 30, 1997. The pro forma statement should be read in conjunction with the financial statements and notes thereto of the Company in its Annual Report on Form 10-KSB for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-QSB for the interim period ended June 30, 1997.

                               HELMSTAR GROUP, INC. & SUBSIDIARIES
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                          JUNE 30, 1997

                                             Historical
                                       Helmstar Group, Inc.     Pro Forma
                                          & Subsidiaries       Adjustments           Pro Forma
                                           ------------       ------------          ------------
Cash and cash equivalents ...........      $    945,258       $   (368,874)(A)      $    576,384
Marketable securities ...............         3,203,759                                3,203,759
Joint ventures including advances ...            82,234                                   82,234
Other investments ...................            35,000                                   35,000
Mortgage loans held for sale ........         2,648,359         (2,648,359)(B)
Furniture, equipment and
    leasehold improvements - at cost,
    less accumulated depreciation and
    amortization of $456,880 ........           266,505           (144,223)(C)           122,282
Other assets ........................           436,451                317 (D)           436,768
                                           ------------       ------------          ------------

         TOTAL ......................      $  7,617,566       $ (3,161,139)         $  4,456,427
                                           ============       ============          ============
         LIABILITIES

Notes payable .......................      $  2,414,665       $ (2,414,665)(E)
Accrued expenses and other
    liabilities .....................         1,256,446           (293,934)(E)      $    962,512
                                           ------------       ------------          ------------

         Total liabilities ..........         3,671,111         (2,708,599)              962,512
                                           ------------       ------------          ------------

             STOCKHOLDERS' EQUITY

Common stock - authorized
    10,000,000 shares, par value
    $.10; issued 6,749,600 shares ...           674,960                                  674,960
Paid-in surplus .....................        14,984,510                               14,984,510
(Deficit) ...........................        (8,784,417)          (452,540)(F)        (9,236,957)
                                           ------------       ------------          ------------

         Total ......................         6,875,053           (452,540)            6,422,513

Less treasury stock, at cost -
    1,233,227 shares ................        (2,928,598)                              (2,928,598)
                                           ------------       ------------          ------------

         Total stockholders' equity .         3,946,455           (452,540)            3,493,915
                                           ------------       ------------          ------------

         TOTAL ......................      $  7,617,566       $ (3,161,139)         $  4,456,427
                                           ============       ============          ============

     See the Notes to the Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and the
              Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

           PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

         The following Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for the year ended December 31, 1996 and the six months ended June 30, 1997 give effect to the sale of Citizens as if such transaction had occurred as of January 1, 1996. Additionally, the impact of withdrawing from mortgage banking as a separate activity has been reflected in such financial statements. (Citizens had completed a bulk sale of substantially all of its mortgage servicing rights in December 1995 and withdrew from mortgage servicing as a separate activity in 1996.) The operating results of Citizens for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively, are eliminated in these financial statements. The pro forma information is based on the historical statements of the Company, giving effect to the sale of Citizens and the adjustments in the accompanying Notes to the Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and the Pro Forma Condensed Consolidated Statements of Operations (Unaudited).

         These pro forma statements may not be indicative of the results of operations that actually would have occurred had the disposition taken place at the beginning of the period indicated. Additionally, they do not purport to indicate the results which may be obtained in the future. These pro forma statements should be read in conjunction with the financial statements and notes thereto of the Company in its Annual Report on Form 10-KSB for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-QSB for the interim period ended June 30, 1997.

                                  HELMSTAR GROUP, INC. & SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                              Year Ended December 31, 1996
                                                              ----------------------------

                                            Historical
                                         Helmstar Group, Inc.        Pro Forma
                                           & Subsidiaries           Adjustments            Pro Forma
                                           --------------           -----------            ---------
Revenues:
    Profit from joint ventures ...          $   557,037                                    $   557,037
    Investment income ............              428,954                                        428,954
    Loan servicing fees ..........               36,131           $   (36,131)(G)
    Loan origination fees ........            1,770,464            (1,770,464)(H)
    Financial consulting fees ....              116,000                                        116,000
    Interest income ..............              463,868              (218,824)(I)              245,044
    Other income .................              (24,922)               30,922 (J)                6,000
    Gain on sale of mortgage
         servicing rights ........              142,083              (142,083)(K)
                                            -----------           -----------              -----------
         Total Revenues ..........            3,489,615            (2,136,580)              (1,353,035)

                                            -----------           -----------              -----------
Expenses:
    Compensation and related costs            3,593,614            (2,230,213)(L)            1,363,401
    Occupancy cost ...............              369,018              (183,281)(M)              185,737
    Amortization of mortgage
         servicing rights ........                4,521                (4,521)(N)
    General and administrative ...            1,506,562            (1,051,328)(O)              455,234
    Professional fees ............              149,963               (63,751)(P)               86,212
    Interest .....................              237,902              (131,861)(Q)              106,041
                                            -----------           -----------              -----------

         Total Expenses ..........            5,861,580            (3,664,955)               2,196,625
                                            -----------           -----------              -----------

(Loss) before taxes ..............           (2,371,965)            1,528,375                 (843,590)

Income tax (benefit) .............               (7,885)               (7,385)(R)              (15,270)
                                            -----------           -----------              -----------

NET (LOSS)........................          $(2,364,080)          $ 1,535,760              $  (828,320)
                                            ===========           ===========              ===========

Net (loss) per common share ......          $      (.43)                                   $      (.15)
                                            ===========                                    ===========

Weighted average number of
    common shares outstanding ....            5,544,480                                      5,544,480
                                            ===========                                    ===========


        See the Notes to the Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and the
                 Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

                                  HELMSTAR GROUP, INC. & SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                             Six Months ended June 30, 1997
                                                             ------------------------------
                                             Historical
                                         Helmstar Group, Inc.         Pro Forma
                                            & Subsidiaries           Adjustments             Pro Forma
                                            --------------           -----------             ---------
Revenues:
    Profit from joint ventures ....          $   363,851                                    $   363,851
    Investment income .............               53,400                                         53,400
    Loan servicing fees ...........                   70           $       (70)(G)
    Loan origination fees .........              734,991              (734,991)(H)
    Financial consulting fees......               90,000                                         90,000
    Interest income ...............              174,762               (72,139)(I)              102,623
    Other income ..................                1,768                (1,768)(J)
                                             -----------           -----------              -----------

         Total Revenues ...........            1,418,842              (808,968)                 609,874
                                             -----------           -----------              -----------

Expenses:
    Compensation and related costs             1,503,086              (874,340)(L)              628,746
    Occupancy cost ................              157,653               (74,202)(M)               83,451
    General and administrative ....              606,383              (370,310)(O)              236,073
    Professional fees and provision
         for contingencies
         and settlements ..........              107,434               (18,237)(P)               89,197
    Interest ......................              141,968               (72,349)(Q)               69,619
                                             -----------           -----------              -----------

         Total Expenses ...........            2,516,524            (1,409,438)               1,107,086
                                             -----------           -----------              -----------

(Loss) before taxes ...............           (1,097,682)              600,470                 (497,212)

Income tax provision ..............                3,016                                          3,016
                                             -----------           -----------              -----------

NET (LOSS).........................          $(1,100,698)          $   600,470              $  (500,228)
                                             ===========           ===========              ===========
Net (loss) per common share .......          $      (.20)                                   $      (.09)
                                             ===========                                    ===========
Weighted average number of
    common shares outstanding .....            5,525,542                                      5,525,542
                                             ===========                                    ===========

        See the Notes to the Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and the
                 Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

       Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and Pro Forma Condensed Consolidated Statements of Operations (Unaudited)



(1) For purposes of determining the pro forma effect of the sale of Citizens on the Company's Condensed Consolidated Balance Sheet, the following pro forma adjustments have been made:

                                                               June 30, 1997
                                                               -------------
      (A)      Eliminate Citizens' cash                            (750,503)
               Record receipt of sales proceeds                     111,629
               Record receipt of cash from
                  Citizens after June 30, 1997
                  (such payable was forgiven in
                  connection with the sale)                         270,000
                                                                 ----------
                                                                   (368,874)
                                                                 ==========
      (B)      Eliminate Citizens' mortgage
                  loans held for sale                            (2,648,359)

      (C)      Eliminate Citizens' furniture,
                  equipment and leasehold
                  improvements                                     (144,223)

      (D)      Eliminate Citizens' other assets                    (195,265)
               Record sales proceeds receivable                     195,582
                                                                 ----------
                                                                        317
                                                                 ==========

      (E)      Eliminate Citizens' notes payable                 (2,414,665)
               Eliminate Citizens' accrued
                  expenses and other liabilities                   (293,934)
                                                                 ----------
                                                                 (2,708,599)
                                                                 ==========
      (F)      Record Citizens' operating loss
                  from July 1, 1997 through
                  the sales date                                   (150,000)
               Record the loss on the sale
                  of Citizens                                      (302,540)
                                                                 ----------
                                                                   (452,540)
                                                                 ==========

(2) For purposes of determining the pro forma effect of the sale of Citizens on the Company's Condensed Consolidated Statements of Operations, the following pro forma adjustments have been made:

     Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and Pro Forma Condensed Consolidated Statements of Operations (Unaudited)


(2)     (continued)

                                                                                   Six Months
                                                         Year Ended                   Ended
                                                           Dec. 31,                  June 30,
                                                            1996                       1997
                                                          ---------                  -------
      (G)      Eliminate Citizens' loan
                  servicing fees                           (36,131)                      (70)

      (H)      Eliminate Citizens' loan
                  origination fees                      (1,770,464)                 (734,991)

      (I)      Eliminate  Citizens'
                  interest income earned in
                  connection with loans held
                  during the period between
                  closing and delivery to
                  the applicable purchasers               (218,824)                  (72,139)

      (J)      Eliminate Citizens' other
                  income                                    30,922                    (1,768)

      (K)      Eliminate Citizens' gain
                  on the sale of  mortgage
                  servicing rights  resulting
                  from the sale of its
                  mortgage servicing portfolio
                  and withdrawal from mortgage
                  servicing as a separate
                  activity during 1996                    (142,083)

      (L)      Eliminate Citizens'
                  compensation and
                  related costs                         (2,230,213)                 (874,340)

     Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited) and Pro Forma Condensed Consolidated Statements of Operations (Unaudited)


(2)     (continued)

                                                                                   Six Months
                                                         Year Ended                   Ended
                                                           Dec. 31,                  June 30,
                                                            1996                       1997
                                                        -----------                 ---------
      (M)      Eliminate Citizens'
                  occupancy cost                          (183,281)                  (74,202)

      (N)      Eliminate Citizens'
                  amortization of mortgage
                  servicing rights                          (4,521)

      (O)      Eliminate Citizens' general
                  and administrative
                  expenses                              (1,051,328)                 (370,310)

      (P)      Eliminate Citizens'
                  professional fees                        (63,751)                  (18,237)

      (Q)      Eliminate Citizens' interest
                  expense on its notes
                  payable related to its
                  mortgage origination
                  activities                              (131,861)                  (72,349)

      (R)      Eliminate Citizens'
                  income tax benefit                        (7,385)

      Income tax will not be incurred from the disposition or from any of the pro forma adjustments because the Company has sufficient operating losses for Federal and state income tax purposes to offset any gain.

(3) Net (loss) per common share is based on the weighted average number of common shares outstanding during each period. The common share equivalents relating to the Company's incentive compensation plan have been excluded from the computation, because they are antidilutive.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                           HELMSTAR GROUP, INC.
                                                                Registrant



                                                           /s/ George W. Benoit
                                                           --------------------
                                                           George W. Benoit
                                                           President

Date:  September 19, 1997

                                                                       EXHIBIT A

                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and dated as of September 5, 1997, between IMN Financial Corp., a Delaware corporation, whose principal office is located at 520 Broadhollow Road, Melville, New York 11747 ("IMNF"), Helmstar Group, Inc., a Delaware corporation whose principal office is located at Two World Trade Center, Suite 2112, New York, New York 10048 ("Helmstar") and McAdam, Taylor & Co. Inc., a New York corporation, whose principal office is located at Two World Trade Center, Suite 2112, New York, New York 10048 ("MT").
                               W I T N E S S E T H

         WHEREAS,  MT is a  wholly-owned  subsidiary  of Helmstar,  and

         WHEREAS, Citizen's Mortgage Service Company, a Pennsylvania corporation whose principal office is located at 500 Office Center Drive, Suite 120, Fort Washington, Pennsylvania 19034 ("CMSC"), is a wholly-owned subsidiary of MT and MT desires to sell all of the stock of CMSC to IMNF and IMNF desires to purchase all of the CMSC stock by this Agreement, and

         WHEREAS, the parties hereto desire that CMSC shall operate as a wholly-owned subsidiary of IMNF by this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, Helmstar, MT and IMNF hereby agree as follows:

1.       Purchase and Sale of Stock.

         1.1 Purchase and Sale. On the Closing Date, as defined herein, IMNF shall purchase from MT and MT will sell and transfer to IMNF, all of the issued and outstanding shares of stock of CMSC of every kind and description (the "Stock").

         1.2 Delivery at Closing. At the Closing, as defined herein, MT will deliver certificate(s) for the Stock duly endorsed so as to make IMNF the sole owner of the Stock, free and clear of all claims, liens, equities, encumbrances and restrictions of any kind caused or created by MT and/or CMSC, Helmstar or any other shareholder of CMSC prior to Closing.

         1.3 Purchase Price and Payment Terms. The total price to be paid by IMNF for and in consideration of the sale and transfer of the Stock shall be equal to the sum of the amounts determined in Sections 1.3(a) - 1.3(g) (the "Purchase Price").

               1.3(a) IMNF will pay to MT, in accordance with Section 1.3(h), an amount equal to the excess of CMSC's cash and cash equivalents over CMSC's accounts payable and accrued liabilities determined as of the close of business on the Closing Date. If such amount is negative, the Purchase Price shall be reduced accordingly. For purposes of this Section 1.3(a), accounts payable and accrued liabilities shall exclude any payables related to the financing of CMSC's residential mortgage inventory and interest expense thereon. Within thirty (30) days after the Closing Date, CMSC shall prepare a schedule of its cash, cash equivalents, accounts payable, and accrued liabilities in accordance with the form attached as Schedule 1.3A.

               1.3(b) IMNF will pay to MT, in accordance with Section 1.3(h), an amount equal to twenty percent (20%) of the net book value as of the Closing Date of the fixed assets of CMSC. Within thirty (30) days after the Closing Date, CMSC shall prepare a schedule of its fixed assets as of the close of business on the Closing Date in accordance with the form attached as Schedule 1.3B.

               1.3(c) Within six (6) business days after the Closing Date, CMSC shall prepare a schedule of its residential mortgage inventory as of the close of business on the Closing Date in accordance with the form attached as Schedule 1.3C. IMNF will pay to MT, in accordance with Seciton 1.3(i), an amount equal to the excess of the Sales Price on each residential mortgage over any Unaccrued Direct Costs associated with each residential mortgage. The Sales Price shall equal the amount paid by an investor who shall have purchased any residential mortgage increased by any interest income paid by the mortgagor of such residential mortgage to CMSC after the Closing Date. Sales Price shall include any recovery from a third party in connection with the disposition of a residential mortgage or the property that is encumbered by such mortgage. Direct Costs consist of payables related to the financing of CMSC's residential mortgage inventory and direct out-of-pocket expenses related to CMSC's residential mortgages including sales commissions, net of any offsets related to employee advances included in accounts receivable as of the close of business on the Closing Date, warehouse lender fees, investor fees, interest expense on any payable incurred to finance the residential mortgage inventory, recording fees, and assignment fees. Direct Costs shall not include any items which were expensed prior to the close of business on the Closing Date. Unaccrued Direct Costs are those Direct Costs which were not included in accounts payable or accrued liabilities under Section 1.3(a) as of the Closing Date. If Unaccrued Direct Costs exceed the Sales Price of any residential mortgage, MT shall pay IMNF an amount equal to such excess as a reduction of the Purchase Price.

               1.3(d) Within six (6) business days after the Closing Date, CMSC shall prepare a schedule of its residential mortgages in process as of the close of business on the Closing Date in accordance with the form attached as Schedule 1.3D. IMNF will pay to MT, in accordance with Section 1.3(i), an amount equal to the principal balance of each residential mortgage in process multiplied by twenty five basis points (.25%).

               1.3(e) IMNF will pay to MT, in accordance with Section 1.3(i), an amount equal to CMSC's prepaid insurance premiums related to the period following the Closing Date. Notwithstanding anything to the contrary, if CMSC cancels an insurance policy as of the Closing Date, any refund actually received by CMSC shall be the amount payable by IMNF to MT hereunder.

               1.3(f) Within six (6) business days after the Closing Date, CMSC shall prepare a schedule of its commercial mortgage loan originations and equipment leasing transactions in process in accordance with the form attached as Schedule 1.3F as of the close of business on the Closing Date. IMNF will pay to MT, in accordance with Section 1.3(i), twenty five percent (25%) of any Net Profit earned in connection with any commercial mortgage loan originations and equipment leasing transactions in process. Net Profit shall equal all fees, commissions, rents, expense reimbursements, and revenues derived from funding or arranging commercial mortgage loans and equipment leasing transactions less Unaccrued Direct Costs except that for this purpose, Direct Costs shall have been incurred in connection with commercial mortgage loan originations or equipment leasing transactions rather than in connection with residential mortgages as such transactions are closed.

               1.3(g)  IMNF will pay to MT one  dollar  ($1.00)  on the  Closing
Date.

               1.3(h) On the Closing Date, the amounts payable pursuant to Sections 1.3(a) and 1.3(b) shall be based on estimated balances prepared by CMSC. IMNF shall pay to MT, on the Closing Date, eighty percent (80%) of the sum payable based on such estimates. The actual balances will be determined within thirty (30) days following the Closing Date. If the amount paid by IMNF based on the estimated balances is less than the amount determined based on the actual balances, IMNF will pay the difference to MT. If the amount paid by IMNF on the Closing Date is greater than the amount based on actual balances, MT will pay the difference to IMNF. Any payment required as a result of the determination of actual balances shall be made within five (5) business days of MT's acceptance of the schedules to be delivered by CMSC pursuant to Sections 1.3(a) and 1.3(b).

               1.3(i) The amounts payable to MT pursuant to Sections 1.3(c), 1.3(d) and 1.3(f) shall be payable if and as when such mortgages and equipment leasing transactions are closed and funded and, if applicable, purchased by an investor. Payment to MT shall be made within five (5) business days of CMSC's receipt of proceeds from any transaction described in Sections 1.3(c), 1.3(d), or 1.3(f).

               1.3(j) Any amount payable to MT pursuant to Section 1.3(e) shall be paid within thirty (30) business days of the Closing Date, except if an insurance policy is canceled by CMSC as of the Closing Date. Any amount refunded to CMSC in connection with the cancellation of an insurance policy shall be paid within six (6) business days of CMSC's receipt thereof. On the Closing Date MT shall deliver to IMNF forms for Schedules 1.3A, 1.3B, 1.3C, 1.3D and 1.3F.

               1.3(k) IMNF and MT shall use their best efforts to resolve any disputes with respect to the determination of the Purchase Price. IMNF may utilize its independent auditor as its representative in resolving any dispute. MT may utilize Richard A. Eisner & Company, L.L.P., as its representative in resolving any dispute. If a dispute regarding the determination of that portion of the Purchase Price determined in accordance with Sections 1.3(a), 1.3(b) or 1.3(e) remains unresolved for a period greater than ninety (90) days after the Closing Date, or if a dispute regarding the determination of any other portion of the Purchase Price remains unresolved for a period greater than one (1) year after the Closing Date, such dispute shall be settled exclusively by arbitration conducted before a panel of three arbitrators in New York City in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction. The expenses of such arbitration shall be borne by such parties and in such proportions as the arbitrators shall determine.

2.       Closing

         2.1 Closing. The closing date, the date upon which all transactions constituting conditions precedent to the sale shall have been consummated ("Closing Date"), shall be held at the offices of IMNF, 520 Broadhollow Road, Melville, New York 11747, on September 5, 1997.

3. Representations and Warranties by Helmstar and MT. Helmstar and MT each represent and warrant to IMNF as follows:

         3.1 Organization, Powers, Qualification and Authority. CMSC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and in all other jurisdictions where the nature of its business conducted therein requires such qualification; except where failure to be so qualified would not have a material adverse effect on the business or financial condition of CMSC. CMSC has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted; and has all requisite power and authority to enter into, perform and carry out this Agreement.

         3.2 Capital Stock. CMSC's authorized capital stock consists of one class of voting common stock, consisting of one hundred ninety five (195) shares, each share having a par value of one thousand dollars ($1,000). Of the authorized capital stock, one hundred thirty five (135) shares are validly issued and outstanding, fully paid and nonassessable at the date hereof, all of which such shares are owned by MT. There are no options, warrants or rights to acquire any capital stock of CMSC or securities convertible into or exchangeable for, or which otherwise confer on the holder or holders thereof any right (whether or not upon the happening of any contingency or after any lapse of time, and whether or not upon the payment or delivery of any consideration) to acquire, any capital stock of CMSC, nor is CMSC committed to issue any such option, warrant, right or security.

         3.3 Dissolution; Forfeiture. No action at law or suit in equity and no other investigation or proceeding whatsoever is now pending or threatened: (i) to liquidate, dissolve or disincorporate CMSC, (ii) to declare any of the corporate rights, powers, franchises or privileges of CMSC to be null and void or otherwise than in full force and effect; (iii) to declare that CMSC or any of its directors, officers, agents or employees have exceeded or violated any of their corporate rights, powers, franchises or privileges; or (iv) to obtain any decree, order, judgment or other judicial determination or administrative or other ruling that will or may impede or detract from any of the corporate rights, powers, franchises or privileges now vested in or claimed by CMSC.

         3.4 Financial  Statements.

               (a) There have heretofore been furnished to IMNF copies of the audited financial statements of CMSC as at December 31, 1996, for the fiscal year then ended, all reported on by Richard A. Eisner & Co. LLP , Independent Auditors for CMSC. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position of CMSC as at the dates indicated and the results of the operations of CMSC for the periods indicated.

               (b) There have heretofore been furnished to IMNF copies of an interim balance sheet of CMSC as at July 31, 1997 and a statement of operations of CMSC for the seven month period then ended , signed and certified by Mr. Steven P. Strauss, Chief Financial Officer of CMSC (hereinafter collectively referred to as the "Interim Financial Statement"). The Interim Financial Statement has been prepared in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Subsection (a) above (except that there are no notes appended thereto), and fairly present in all material respects the financial position of CMSC as at July 31, 1997, and the results of operations of CMSC for the seven month period then ended.

         3.5 Dividends; Stock Acquisitions; Stock Issues. Since July 31, 1997, CMSC has not: (i) declared or paid any dividends (either in cash, property or its stock of any class) upon, nor made or become committed to make any distribution with respect to, nor purchased, redeemed or otherwise beneficially acquired, any of its outstanding capital stock of any class, nor become committed so to do; nor (ii) split up, combined or reclassified any of its outstanding stock of any class, nor become committed to issue any additional capital stock of any class (whether or not from treasury stock, heretofore authorized but unissued stock or newly acquired stock) or any options, rights or warrants to acquire, or securities convertible into or exchangeable for or which otherwise confer upon the holder or holders thereof any right to acquire, any shares of capital stock of any class of CMSC; and CMSC will not take any such actions from the date hereof to the Closing Date.

         3.6 Properties. CMSC has and will have on the Closing Date all requisite corporate power and authority to own and hold, and (except for assets disposed of in the ordinary course of business) will have on the Closing Date good and marketable title to, all of the properties and assets reflected in the most recent of the balance sheets referred to in Paragraph 3.4 above, subject to no mortgage, pledge, lien, encumbrance, charge or security interest, except only: (i) liens in respect of pledges or deposits under workers' compensation laws or similar legislation; (ii) liens for property taxes, assessments or like governmental charges not yet delinquent and payable without penalty; (iii) defects and exceptions, none of which (individually or in the aggregate) materially interfere with the use by CMSC of such properties for the purposes for which they are held; and (iv) the liens described in Schedule 3.6A, attached hereto, which schedule describes each such lien, describes the transaction or other circumstances out of which it arises, describes the amount of the obligation it secures, identifies the property effected thereby, identifies the owner of such property, and is complete and correct. Said Schedule 3.6A will also describe all notes payable of CMSC as of December 31, 1996. Attached hereto is Schedule 3.6B, which is complete and correct, listing all real property owned by CMSC as of the date hereof. All of the properties and assets of CMSC are in existence, in the possession of CMSC and in good working order and repair (ordinary wear and tear excepted), except for minor defects which do not materially interfere with their use, or except as described in Schedule 3.6C, excepted hereto.

         3.7 Changes in Condition. Prior to the Closing, CMSC has forgiven and forever discharged MT with respect to any amounts due to CMSC from MT. Otherwise, except as set forth in Schedule 3.7, since July 31, 1997, there has been no change in the assets, liabilities, condition (financial or otherwise) or business of CMSC from that set forth in or reflected in the Interim Financial Statement, except changes in the ordinary course of business, none of which (individually or in aggregate) have been materially adverse. Since July 31, 1997, CMSC has not been adversely effected in any material manner as a result of any fire, explosion, accident, flood, earthquake, seismic or tidal wave, windstorm, strike, lockout, labor dispute, riot, civil commotion or disturbance, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces, or acts of God or the public enemy, except as shown on Schedule 3.7, attached hereto.

         3.8 Tax Returns and Payments. The balance sheets of CMSC referred to in Paragraph 3.4 hereof adequately provide for accruals of unpaid taxes (on the basis of the rates applicable for the years in question) including, without limitation, all federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise or other taxes, if any, for all periods ended on or prior to the dates thereof. All tax returns of CMSC required by law (including, without limiting the generality of the foregoing, all income, unemployment compensation, social security, sales, compensating use, excise, privilege and franchise tax laws of the United States or any state, territory or municipal or political subdivision thereof) to be filed on or before the Closing Date have been, or will be, duly and timely filed, other than those tax returns subject to a valid extension of time as of such date. All taxes, assessments, fees, interest, penalties and other governmental charges or impositions which are, or should be, shown on said returns, reflected on billings by governmental agencies, or required to be deposited on or before the Closing Date, have been, or will be, duly and timely paid (other than those not yet due and payable, those presently payable without penalty, and those currently being contested in good faith).

         CMSC has not received any notice of deficiency assessment or proposed deficiency assessment, which has not been satisfied in full, of any United States, state, municipal or other tax or penalty and has no knowledge of any basis for any additional deficiency assessment of any such tax or penalty, nor has it knowingly waived any law or regulation fixing, or consented to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do, except as shown on
Schedule 3.8, attached hereto.

         3.9 Compliance with Other Instruments. As of the date hereof, CMSC is not in violation of or in default with respect to any term or provision of its:
(i) Articles of Incorporation or Bylaws; (ii) material indentures, contracts, agreements or instruments to which it may be bound; or (iii) any judgment, order, writ, injunction or decree of any court or of any federal, state, territorial, municipal or other commission, board or other administrative or governmental agency or authority; and it is not in violation of any federal, state, territorial, municipal or other statute, rule or regulation applicable to it or by which it may be bound in any case in any manner so as presently to affect it adversely in any material respect.

         3.10 Undisclosed Liabilities. At the date of the most recent balance sheet referred to in Paragraph 3.4 herein, there were no material, fixed and determinable liabilities of CMSC which are not shown or reflected in such balance sheet.

         3.11 Books of Account. The books of account of CMSC are complete and correct in all material respects, and all monies due or to become due from or owing by, and all liabilities (actual, contingent or accrued) of, CMSC by reason of any transaction, matter, cause or thing whatsoever which, in accordance with generally accepted accounting practices or principles, should be entered therein have been duly, correctly and completely entered therein.

         3.12 Litigation, etc. CMSC is not a party to any pending, and has no notice or knowledge of any threatened action, suit, proceeding or investigation (at law or in equity or otherwise) in, before or by any court or any governmental board, commission, agency, department or office in which an adverse determination would have any material adverse effect on the business, assets or financial condition of CMSC, except as shown on Schedule 3.12, attached hereto.

         3.13 Accounts and Notes Receivable. Except as specified in Schedule 3.13, attached hereto, all accounts and notes receivable of CMSC are and on the Closing Date will be valid, genuine and subsisting; arise and/or will arise out of bona fide sales, performances of services, or repayable advances due from employees.

         3.14 Overtime, Back-Wage, Vacation and Discrimination Claims. Except as described in Schedule 3.14, which will be delivered by MT to IMNF on the Closing Date, no present or former employee of CMSC has any claim against CMSC (whether under federal or state law, under any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for work done in the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation time off or pay in lieu of vacation time off, other than (a) accumulated vacation pay as at the Closing Date as shown in a schedule to be prepared by CMSC within six (6) business days after the Closing Date, and (b) vacation time (or pay in lieu thereof) earned in or in respect of the current fiscal year; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No person or party (including, but not limited to, governmental agencies of any kind) has made any claim against, or asserted in writing any basis for any action or proceeding against CMSC under or arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices and which would, if upheld, result in any material monetary loss to CMSC.

         3.15 Contracts for Personal Services. CMSC is not a party to or bound by any contract, agreement or undertaking with any person whatsoever for personal services to be rendered by any person for CMSC, except as set forth in
Schedule 3.15A, attached hereto. Also attached to Schedule 3.15A and a part thereof are copies of all letters of understanding with all salespersons of CMSC. Attached hereto is Schedule 3.15B, showing the names, positions and annual rates of compensation of all employees of CMSC.

         3.16 Benefit Claims. CMSC's company health benefit plan is attached hereto as part of Schedule 3.16. No person or party whatsoever now has or will have on the Closing Date any claim known to CMSC under which CMSC has any liability under any health, sickness, disability, medical, surgical, hospital or similar health benefit plan or arrangement (whether or not legally binding) maintained by CMSC, or to or by which CMSC is a party or is bound, or under any workers' compensation or similar law, which is not fully covered by insurance maintained with reputable, financially responsible insurers. A list of CMSC's insurance contracts relating to all such benefit plans, arrangements and copies of such insurance contracts and benefit plans themselves are attached hereto as part of Schedule 3.16.

         3.17 Leases. CMSC is not, either as lessee or lessor, a party to or bound by any lease or any property or assets having a term of (or subject to renewal or extension by any party other than CMSC for a total term, including the initial term and any such renewal or extended term, aggregating) more than one year, except only for the leases described on Schedule 3.17, attached hereto, true copies of which have been heretofore delivered to IMNF.

         3.18  Contracts  for Purchase or Sale.  Except as set forth on Schedule
1.3C or Schedule 3.18, CMSC is not a party to or bound by any contract, agreement or undertaking with any person or party whatsoever (other than insurance contracts entered into in the ordinary course of business) for the purchase of any property or assets of any nature whatsoever which requires that payment in excess of two thousand dollars ($2,000) for such property or assets shall be made regardless of the Closing Date of this Agreement. CMSC is not a party to, or bound by any other contract, agreement or undertaking for, the sale by CMSC of any property or assets of any nature whatsoever which exceeds two thousand dollars ($2,000) except only such as have been made in the ordinary course of business or that expire by their terms or are otherwise cancelable by CMSC (without any right of renewal or extension in any party other than CMSC) no later than 30 days after the Closing Date.

         3.19  Insurance  Contracts;   Banking  Relationships.   All  of  CMSC's
contracts of insurance (not shown in any other schedule referred to in this Agreement) in force at the date hereof are listed in Schedule 3.19A and copies of such insurance contracts are attached thereto. The names and locations of all banks in which CMSC has accounts and the names of all persons authorized to draw on such accounts are set forth in Schedule 3.19B.

         3.20 Brokerage; Indemnity. Neither Helmstar nor MT have retained any broker or finder in connection with the transactions contemplated by this Agreement, and Helmstar and MT, jointly and severally, will indemnify, defend and hold harmless IMNF against all the claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by either of them, and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

         3.21 No Conflict with Other Agreements. Except with respect to any lease, master agreement or seller-servicer guide relating to the sale or servicing of mortgages, warehouse lines of credit, agency agreements relating to the origination or placement of any mortgage loans or equipment leasing transactions, or mortgage banking licenses, as to which no representations with respect to any of the foregoing are made, neither the execution and delivery of this Agreement nor compliance with its terms and provisions will conflict with or result in a breach of any agreement or instrument to which CMSC is a party or by which it may be bound or constitute a default thereunder or result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatsoever upon, or give to anyone any interest or rights, including rights of termination or cancellation, in or with respect to, any of the properties, assets, contracts, or businesses of CMSC.

         3.22 No Restrictions. CMSC is not subject to any charter, bylaw, judgment or other restriction which would prevent the consummation of the transactions contemplated by this Agreement. The board of directors of each of Helmstar and MT have duly approved this Agreement and the transactions contemplated herein as required under the laws of their respective states of incorporation and have authorized the execution and delivery of this Agreement by Helmstar and MT.

         3.23 Disclosure. Neither the financial statements, any schedule referred to herein nor this Agreement contains any untrue statements of a material fact or knowingly omits to state a material fact (other than facts generally known to the business community) necessary in order to make the statements contained therein or herein not misleading.

         3.24 Licenses, etc. CMSC owns or holds valid, subsisting licenses necessary for the conduct of its business as now conducted, including valid mortgage banking licenses. Attached hereto as Schedule 3.24 is a complete and correct listing of all such licences, governmental permits, consents and approvals including all Fannie Mae, Freddie Mac, Ginnie Mae and HUD approvals. CMSC holds or has obtained all governmental permits, licenses, consents and approvals necessary for the lawful conduct of its business; and MT and Helmstar, to whatever extent it may become reasonably necessary will (at their expense up to one hundred dollars ($100), and thereafter at IMNF's expense) do all things and cooperate in all respects with IMNF to obtain the approval of the change of control of CMSC as may be required to maintain in full force and effect all such permits, licenses, consents and approvals.

         3.25 Warehouse Lines. As of the Closing Date CMSC has in place warehouse lines of credit in the total amount of approximately six million dollars ($6,000,000) which warehouse lines are in force. The names, locations and amounts of all such warehouse lines of credit are set forth in Schedule 3.25.

         3.26 Mortgage Originations and Leasing Transactions in Process. As of September 4, 1997, CMSC has in place the following: approximately ten million eight hundred fifty thousand dollars ($10,850,000) of residential mortgage originations; approximately thirteen million five hundred fifty five thousand dollars ($13,555,000) of commercial mortgage loan originations; and approximately nineteen million four hundred thousand dollars ($19,400,000) of equipment leasing transactions. The names, locations and amounts of all such mortgage originations and leasing transactions in process are set forth in
Schedule 3.26.

         3.27 CMSC New Jersey office closed. Thirty (30) days after the Closing Date, CMSC will have closed its New Jersey office. Any cost associated with such office closing, net of all applicable deposits, will be treated as a liability to be included in accrued liabilities of CMSC set forth in paragraph 1.3 and Schedule "1.3A" hereof.

         3.28 Parent / Subsidiary Relationship of Helmstar / MT. Helmstar hereby represents and warrants that MT is a wholly-owned subsidiary of Helmstar.

         3.29 Parent / Subsidiary Relationship of MT / CMSC. MT hereby represents and warrants that CMSC is a wholly-owned subsidiary of MT.

4. Representations and warranties by IMNF. IMNF represents and warrants to Helmstar and MT as follows:

         4.1 Organization and Standing. IMNF is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has full corporate power to carry out this Agreement.

         4.2 Authority of IMNF. The execution and performance of this Agreement by IMNF has been duly authorized and approved by its board of directors and shareholder approval of IMNF is not required. Neither the execution nor the performance by IMNF of this Agreement will result in the breach of any term or provision of any other agreement to which IMNF is a party.

         4.3 Brokerage; Indemnity. IMNF has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and IMNF will indemnify, defend and hold harmless Helmstar and MT against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by IMNF, and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

         4.4 IMNF Filings. IMNF has filed with the Securities and Exchange Commission all 10-K's, 10-Q's and 8-K's for all periods ending on or before June 30, 1997 and the same are true and correct. Accurate copies of all such 10-K's, 10-Q's and 8-K's for all periods ended on or after March 31, 1997 have previously been furnished to MT and Helmstar. There has been no material adverse change in the business of IMNF since the date of its last filing.

5. Certain covenants by Helmstar and MT. Helmstar and MT covenant and agree with IMNF that:

         5.1 Resignations of all Directors and Officers. MT shall deliver to IMNF at the Closing written resignations signed by all Directors and Officers of CMSC dated as of September 5, 1997, except for Eric Fishman's.

         5.2 Transfer of Authority to Access and Draw upon Bank Accounts. MT shall cause CMSC to deliver to IMNF at the Closing all necessary documents and signature transfer cards to transfer authority to access and draw upon each and every bank account of every nature and kind, as set forth in Schedule 3.19B, maintained by CMSC.

         5.A Covenant's of IMNF.

               (a) IMNF covenants and agrees with Helmstar that on or before the sixtieth (60th) day following the Closing Date, IMNF will either (i) cause CMSC to cancel all of the warehouse lines of credit set forth on Schedule 3.26 (the "Warehouse Lines") or (ii) provide Helmstar with a written agreement from each of the providers of the Warehouse Lines, releasing Helmstar from its guarantees (the "Guarantees") with respect to all future drawdowns made by CMSC on such Warehouse Lines. IMNF understands and agrees that anytime after the sixtieth
(60th) day following the Closing Date Helmstar may, without any notice to IMNF or any liability to IMNF or CMSC terminate all such Guarantees.

               (b) IMNF covenants and agrees with Helmstar that it or one of its affiliates will (i) purchase all of the residential mortgages with respect to the State of New Jersey set forth in Schedule 1.3C to be delivered after the Closing Date and (ii) fund all residential mortgage loans in process with respect to the State of New Jersey set forth in Schedule 1.3D to be delivered after the Closing Date. IMNF further agrees that all such residential mortgages and loans in process will continue to qualify for payment of Purchase Price in accordance with Sections 1.3(c) and 1.3(d) hereof.

               (c) IMNF covenants and agrees with Helmstar that in connection with all payments made to Helmstar in accordance with Sections 1.3(c), 1.3(d), 1.3(e) and 1.3(f), IMNF will forward to Helmstar with each such payment a report setting forth the details of such payment which report shall include, without limitation, an identification of all residential mortgages sold and loans in process funded.

6. Conditions to IMNF's Obligations. The obligations of IMNF to complete and consummate this Agreement shall be subject to compliance by Helmstar and MT with all of the agreements herein contained and to the satisfaction of the following conditions precedent:

         6.1 Representations and Warranties True. The representations and warranties contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and IMNF shall have received on the Closing Date a certificate from Helmstar and MT dated the Closing Date signed by the presidents and secretaries of Helmstar and MT to those effects.

         6.2 Opinion of Counsel. On the Closing Date, Helmstar and MT shall deliver to IMNF an opinion (in form and content satisfactory to IMNF), dated the Closing Date, of September 5, 1997, of counsel for Helmstar and MT to the following effects:

               (a) That CMSC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, entitled to own or lease its properties and to carry on its business as and in the places where to the knowledge of such counsel such properties are now owned, or leased, or such businesses are now conducted.

               (b) That, based solely upon the stock records of CMSC, CMSC is a wholly-owned subsidiary of MT.

               (c) That, based solely upon the stock records of MT, MT is a wholly-owned subsidiary of Helmstar.

               (d) That Helmstar and MT have full power and authority to make, execute, deliver and perform this Agreement in accordance with its terms; this Agreement has been duly authorized and approved by proper corporate action of Helmstar and MT and constitutes the valid and legally binding obligations of Helmstar and MT in accordance with its terms. All of the shares of stock currently outstanding as reflected in paragraph 3.2 of this Agreement are validly issued and outstanding and to the knowledge of such counsel are currently not subject to any lien, pledge, encumbrance, restriction or claim, and MT has full right and authority to transfer the same pursuant to this transaction.

               (e) To the knowledge of such counsel there is no action, suit, proceeding or investigation pending or threatened against Helmstar, CMSC and MT which might result in any material adverse change in the condition (financial or otherwise) or business of CMSC (other than those referred to in Paragraph 3.12 hereof), or which questions the legality, validity or propriety of this Agreement or of any actions taken or to be taken pursuant to or in connection with this Agreement.

         6.3 No Action to Prevent Completion. No action or proceeding shall have been instituted or threatened on or prior to the Closing Date to set aside, restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated herein which in the opinion of IMNF makes it inadvisable to consummate such transactions.

         6.4 Full Compliance. IMNF's obligations to complete and consummate this Agreement shall be subject to material compliance by Helmstar and MT with all of their agreements herein contained, and to the reasonable satisfaction of all of the conditions of this Agreement.

7. Conditions to Helmstar's and MT's Obligations. Helmstar's and MT's obligations to complete and consummate this Agreement shall be subject to material compliance by IMNF with all of their agreements herein contained and to the reasonable satisfaction of the following conditions precedent:

         7.1 Representations and Warranties True. The representations and warranties contained in Paragraph 4 hereof shall be true and correct in all material respects as of the Closing Date.

         7.2 Opinion of Counsel. At the Closing Date, IMNF shall deliver or cause to be delivered to Helmstar and MT an opinion dated the Closing Date, of the Counsel for IMNF to the following effects:

               (a) That IMNF is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (b) That IMNF has full power and authority to make, execute, deliver and perform this Agreement in accordance with its terms; this Agreement has been duly authorized and approved by proper corporate action of IMNF and constitutes the valid and legally binding obligation of IMNF in accordance with its terms.

               (c) That such Counsel does not know, and has no reason to believe, that any action, suit, proceeding or investigation is pending or threatened against IMNF which questions the legality, validity or propriety of this Agreement or of any actions taken or to be taken pursuant to or in connection with this Agreement.

               In rendering such opinion, Counsel for IMNF may rely (and will state in such opinion the belief that Helmstar and MT are justified in relying) upon opinions of other counsels and upon the certificates of a principal officer of IMNF as to matters of fact.

         7.3 No Action to Prevent Completion. No action or proceeding shall have been instituted or threatened on or prior to the Closing Date to set aside the authorizations of the transfers hereunder or any of them, and no action or proceeding shall have been instituted or threatened before any court or governmental agency to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein which in the opinion of Helmstar and MT makes it inadvisable to consummate such actions.

         7.4 Fishman Employment Guarantee. Eric Fishman shall have released Helmstar from its guarantee of his employment agreement with CMSC.

8. Closing. This Agreement shall close when all of the deliveries referred to heretofore in this Agreement, and all of the deliveries referred to in this Paragraph 8, are made on or prior to the Closing Date.

         8.1 IMNF, Helmstar and MT shall deliver to each other copies of the resolutions of their boards of directors authorizing the execution and performance of this Agreement and the acts of the officers of each in carrying out the terms and provisions thereof.

         8.2 IMNF, Helmstar and MT agree to execute and deliver such instruments and take such other action as any of them may reasonably require in order to carry out the intent of this Agreement.

         8.3 Helmstar and MT shall deliver to IMNF a certificate of the Secretary of State of Pennsylvania evidencing the good standing of CMSC as of a date or dates not more than ten (10) days prior to the Closing Date.

         8.4 MT will deliver to IMNF certificate(s) for the Stock sold to IMNF by this Agreement.

         8.5 MT shall deliver to IMNF all formal corporate records and devices of CMSC, including the corporate minute book, corporate stock transfer records and corporate seal of CMSC in their possession.

         8.6 MT shall deliver to IMNF written resignations signed by all Directors and Officers of CMSC dated as of September 5, 1997, except for Eric Fishman.

                  8.7 MT shall deliver to IMNF all necessary documents and signature transfer cards to transfer authority to access and draw upon each and every bank account of every nature and kind, as set forth in Schedule 3.19B.

9.       Indemnification.

         9.1 Helmstar and MT shall indemnify and hold IMNF harmless after the Closing Date from and against any and all of the following:

               (a)  The  breach  by   Helmstar   or  MT  of  any   warranty   or
representation made by Helmstar or MT pursuant to this Agreement;

               (b) The nonperformance of any covenant of Helmstar or MT;

               (c) Any claim, action, suit or proceeding brought against IMNF based on a liability of CMSC which was fixed and determinable on the Closing Date and not set forth on Schedule 1.3A as finally agreed to by the parties.

               (d) Any claims for unpaid taxes of any kind which are asserted or levied against IMNF or the properties of CMSC after the Closing Date and which relate to any period before the Closing Date provided that such taxes were not included in accounts payable or accrued liabilities for purposes of Section 1.3(a); and

               (e) All costs, assessments, judgments, demands (including costs of defense and reasonable attorneys' fees) arising out of any claim, or the defense thereof, made with respect to Paragraphs 9.1 (a) through 9.1 (d). IMNF will seek in good faith by all reasonable means to defeat or reduce any damages as to which indemnification may be sought so as to minimize such indemnification and will give Helmstar and MT timely notice of, and the opportunity to participate in at Helmstar and MT's expense, the defense or compromise of any claim which may give rise to such indemnification. In no event shall Helmstar and MT indemnify IMNF in an aggregate amount greater than the Purchase Price as defined in Paragraph 1.3 hereof.

         9.2 Except as provided in Subparagraph 9.1(d), no liability of Helmstar and MT under this Agreement shall exist with respect to the representations, warranties and covenants made in this Agreement or any schedule or certificate furnished by them with respect thereto, except as to claims which are made within three years of the Closing Date.

         9.3 IMNF shall indemnify and hold Helmstar harmless from and against any and all liabilities, expenses, costs, assessments, judgments and demands (including reasonable attorneys fees) arising out of any claim made against Helmstar on any of the Guarantees with respect to any drawdowns on the Warehouse Lines made by CMSC at any time on or after the Closing Date.

10.      Miscellaneous.

         10.1 Expenses. Whether or not the transactions herein set forth shall be consummated, IMNF will pay all expenses of the preparation and performance of this Agreement incurred by IMNF, and Helmstar and MT will pay all expenses incurred by them in connection with the preparation and performance of this Agreement.

         10.2 Confidentiality. Except as contemplated by this Agreement or necessary to carry out the transactions herein set forth, all information or documents furnished hereunder by IMNF, Helmstar, MT and CMSC to the other shall be kept confidential by the party to whom furnished at all times to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof and shall continue to keep confidential all information furnished hereunder and not thereafter use the same for its advantage.

         10.3 Notices. Any notice required or permitted hereunder shall be in writing and shall be given by overnight mail addressed, if to IMNF to: IMN Financial Corp., 520 Broadhollow Road, Melville, New York 11747, Attention:
Counsel. If to Helmstar, CMSC and MT to: Helmstar Group, Inc., Two World Trade Center, Suite 2112, New York, New York 10048, Attention: Mr. George W. Benoit, President.

         10.4 Best Efforts, Cooperation. IMNF, Helmstar and MT shall exert their best efforts to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and the satisfaction of the conditions hereof on their part to be satisfied, and all shall cooperate with the other with respect thereto.

         10.5 Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof.

         10.6 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto, whether herein so expressed or not, but neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereunder shall be assigned without the prior written consent of the other parties, except that IMNF may, without such consent, assign to any of its wholly-owned corporate subsidiaries all of its rights and privileges hereunder except that IMNF shall not be relieved of any of its obligations to Helmstar or MT.

         10.7 Controlling Law. This Agreement shall be governed by and construed in accordance with the law of the state of New York.

         10.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

         10.9 Access to Books and Records. IMNF agrees that following the Closing Date it will cause CMSC to make available to Helmstar and MT, upon ten
(10) days prior written notice and only on normal business days (at the sole cost and expense of Helmstar and MT), all of CMSC's books and records (a) which may be required by Helmstar and MT in connection with the preparation of any tax return or consolidated financial statements (including an audit of such statements), (b) in connection with the defense of any action to which Helmstar, MT or any affiliates of either Helmstar or MT are a party, or (c) in connection with a dispute regarding the Purchase Price.

         10.10 Schedules. The following schedules are attached hereto and by this reference incorporated herein. All schedules shall be delivered to IMNF at the Closing unless otherwise indicated herein.

         Schedule                         Subject Matter
         --------                         --------------

         1.3A             Cash, Cash Equivalents, Accounts Payable, &
                          Accrued Liabilities

         1.3B             Fixed Assets

         1.3C             Residential Mortgages Inventory

         1.3D             Residential Mortgages in Process

         1.3F Commercial Mortgage Loan Originations and Equipment Leasing Transactions in Process

         3.6A             Liens and Encumbrances

         3.6B             Real Property Owned

         3.6C             Defects in Properties or Assets

         3.7              Changes in Condition

         3.8              Taxes and Deficiency Assessments

         3.12             Litigation

         3.13             Accounts and Notes Receivable

         3.14             Overtime, Back-Wage, Vacation, Discrimination
                          Claims

         3.15A            Personal Service Contracts

         3.15B            CMSC Employees

         3.16             Insurance Contracts; Benefit Plans

         3.17             Leases

         3.18             Contracts for Purchase or Sale

         3.19A            All other Insurance and Indemnity Contracts

         3.19B All Bank Accounts and names of Persons Authorized to Draw

         3.24             Licenses, etc.

         3.25             Warehouse Lines

         3.26             Mortgage Originations and Leasing Transactions in
                          Process

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                          HELMSTAR GROUP, INC.

                                          By:  /s/Roger J. Burns
                                               -----------------
                                               Roger J. Burns, Vice President


                                          MCADAM, TAYLOR & CO., INC.

                                          By:  /s/Roger J. Burns
                                               -----------------
                                               Roger J. Burns, Vice  President


                                          IMN FINANCIAL CORP.

                                          By:  /s/Edward R. Capuano
                                               --------------------
                                               Edward R. Capuano, President